Exhibit 10.6

                           ASSET PURCHASE AGREEMENT

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       ELITE AUTOMOTIVE GROUP, LLC, AN OKLAHOMA LIMITED LIABILITY COMPANY

                                   AS SELLER

                                      AND

            ALL NIGHT AUTO OF OKLAHOMA, INC. A MICHIGAN CORPORATION,

                                    AS BUYER

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                                 MARCH 30, 2007

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                                TABLE OF CONTENTS

1. PURCHASE AND SALE OF ASSETS ............................................    7
   1.1    Purchased Assets ................................................    7
   1.2    Excluded Assets .................................................    8
2. LIABILITIES ............................................................    9
   2.1    Assumed Liabilities .............................................    9
   2.2    Excluded Liabilities ............................................    9
   2.3    Future Liabilities ..............................................    9
3. PURCHASE PRICE .........................................................    9
   3.1    Consideration ...................................................    9
   3.2    Closing Payment .................................................    9
   3.3    Allocation of Purchase Price ....................................   10
4. REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBERS ...................   10
   4.1    Organization and Good Standing ..................................   10
   4.2    Authority and Enforceability; No Conflict .......................   10
   4.3    Financial Statements ............................................   11
   4.4    Undisclosed Liabilities .........................................   11
   4.5    Absence of Changes ..............................................   11
   4.6    Tax Matters .....................................................   12
   4.7    Books and Records ...............................................   13
   4.8    Sufficiency of Assets ...........................................   13
   4.9    Title; Liens ....................................................   13
   4.10   Contracts. ......................................................   13
   4.11   Condition of Assets .............................................   14
   4.12   Intellectual Property ...........................................   15
   4.13   Licenses ........................................................   15
   4.14   Consents ........................................................   15
   4.15   Employees .......................................................   16
   4.16   Employee Benefits ...............................................   17
   4.17   Insurance .......................................................   18
   4.18   Fleet and Commercial Customers ..................................   18
   4.19   Suppliers .......................................................   18
   4.20   Relationships With Related Persons ..............................   18
   4.21   Environmental, Health and Safety Matters ........................   19
   4.22   Proceedings; Orders .............................................   20
   4.23   Compliance With Laws ............................................   20
   4.24   Claims for Faulty Services ......................................   22
   4.25   Brokers' or Finders' Fees .......................................   22
   4.26   Solvency ........................................................   22
   4.27   Disclosure. .....................................................   22
   4.28   Management Agreements ...........................................   23
   4.29   Patriot Act .....................................................   23
   4.30   Restriction of Access ...........................................   23
5. REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTORS .................   23
   5.1    Organization and Good Standing ..................................   23
   5.2    Authority and Enforceability; No Conflict .......................   23

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   5.3    Brokers' or Finders' Fees .......................................   24
   5.4    Financial Statements ............................................   24
   5.5    Absence of Changes ..............................................   24
   5.6    Consents ........................................................   24
   5.7    Proceedings .....................................................   24
   5.8    Compliance With Laws ............................................   25
   5.9    Solvency ........................................................   25
   5.10   Disclosure. .....................................................   25
6. COVENANTS ..............................................................   26
   6.1    Further Assurances ..............................................   26
   6.2    Non-Assignable Contracts ........................................   26
   6.3    Public Announcements ............................................   26
   6.4    Employee Matters ................................................   27
   6.5    Account Receivable Collections ..................................   27
   6.6    Members Services ................................................   27
   6.7    Non-Competition Agreement .......................................   27
   6.8    Leases ..........................................................   28
   6.9    Seller's Liability Insurance to remain in Force .................   28
   6.10   Title Policies ..................................................   28
   6.11   Environmental Surveys ...........................................   28
7. CONDITIONS TO BUYER'S OBLIGATION AT CLOSING ............................   28
   7.1    Accuracy of Representations and Warranties ......................   28
   7.2    Performance of Agreement ........................................   29
   7.3    Consents ........................................................   29
   7.4    Satisfactory Due Diligence Investigation ........................   29
   7.5    Documentation ...................................................   29
   7.6    Uniform Commercial Code Searches ................................   29
   7.7    Proceedings and Litigation Searches .............................   29
   7.8    Tax Lien Searches ...............................................   29
   7.9    Unemployment Liability or Similar Letters .......................   29
   7.10   Seller's Accounts Payable .......................................   30
   7.11   Leases ..........................................................   30
   7.12   Opinion of Counsel ..............................................   30
   7.13   Deliveries ......................................................   30
   7.14   Royalties .......................................................   30
8. CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING ..........................   30
   8.1    Accuracy of Representations and Warranties ......................   30
   8.2    Performance of Agreement ........................................   30
   8.3    Consents ........................................................   30
   8.4    Leases ..........................................................   31
   8.5    Deliveries ......................................................   31
   8.6    Satisfactory Due Diligence Investigation ........................   31
   8.7    Documentation ...................................................   31
   8.8    Opinion of Counsel ..............................................   31
   8.9    Manager's Approval ..............................................   31

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9. CLOSING; DELIVERIES ....................................................   31
   9.1     Seller's Deliveries ............................................   31
   9.2     Buyer's Deliveries .............................................   32
10. INDEMNIFICATION AND SURVIVAL ..........................................   33
   10.1    Indemnification of Buyer .......................................   33
   10.2    Indemnification of Seller ......................................   33
   10.3    Procedure for Indemnification and Assumption of Defense ........   34
   10.4    Right of Offset ................................................   36
   10.5    Survival .......................................................   36
   10.6    Remedies Not Exclusive .........................................   36
11. MISCELLANEOUS .........................................................   36
   11.1    Dispute Resolution .............................................   36
   11.2    Expenses .......................................................   37
   11.3    Notices ........................................................   37
   11.4    Headings .......................................................   37
   11.5    Governing Law; Forum Selection .................................   37
   11.6    No Assignment; Benefit .........................................   38
   11.7    Entire Agreement ...............................................   38
   11.8    Tax Matters ....................................................   38
   11.9    Counterparts ...................................................   38
   11.10     Waiver .......................................................   38
   11.11     Amendment ....................................................   38
   11.12     Number and Gender ............................................   38
   11.13     Ambiguity ....................................................   38
   11.14     WAIVER OF JURY TRIAL .........................................   38
   11.15     Mutual Release ...............................................   39

                              EXHIBIT AND SCHEDULES

EXHIBITS

A     Covenant Not to Compete
B     Promissory Note
C     Employment Agreement
D     Lease-Norman
E     Lease-Yukon
F     Lease-Warr Acres/Release of Elite and Stearman
G-1   Equipment Leases
G     Bill of Sale
H     Assignment of Insurance Policies
I     Closing Statement
J     Opinion of Counsel - Seller and Members
K     Opinion of Counsel - Buyer and Guarantors
L     Dispute Resolution Procedures
M     Mutual Release and Satisfaction

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SCHEDULES

1.1(a)    Fixed Assets
1.1(c)    Intellectual Property
1.1(e)    Machinery and Equipment
1.1(f)    Assumed Contracts
1.1(g)    License
1.1(i)    Warranties
1.1(j)    Leasehold Improvements
1.1(k)    Litigation Rights
1.1(l)    Prepaid Expenses
1.2(g)    Other Excluded Assets
2.1       Assumed Liabilities
3.3(d)    Security Agreement
3.4       Allocation of Consideration
4.1       Jurisdictions in which Qualified
4.3       Financial Statements
4.4       Liabilities
4.6       Tax Matters
4.9       Liens
4.10(a)   Material Contracts
4.10(b)   Material Contracts Exceptions
4.11      Condition of Assets
4.12      Seller's Intellectual Property
4.13      Seller's Licenses
4.14      Seller's Consents
4.15      Employees
4.16      Employee Benefits
4.17      Insurance
4.18      Fleet and Commercial Customers
4.19      Suppliers
4.20      Relationships With Related Persons
4.21      Environmental, Health and Safety Matters
4.22      Proceedings; Orders
4.23      Compliance with Laws; Licenses
4.24      Warranty Claims
4.25      Accounts Receivable
5.0       Buyer's Form 10-K, for the period ending 12/31/06
5.6       Buyer and Guarantor Consents
5.7       Buyer and Guarantor Proceedings
5.8       Buyer and Guarantors Compliance with Law
6.4       Employee Matters

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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement is entered into on March 30, 2007, by ALL NIGHT AUTO OF OKLAHOMA, INC., a Michigan corporation ("BUYER"), ELITE AUTOMOTIVE GROUP LLC, an Oklahoma limited liability company ("SELLER"), and STEPHEN J. STEARMAN ("STEVE"), PAULA L. STEARMAN ("PAULA") AND JAMES C. BRUNSON ("JAMES") (Steve, Paula and James are sometimes referred to individually as a "MEMBER", and sometimes collectively as the "MEMBERS"). MIDNIGHT HOLDINGS GROUP, INC., MIDNIGHT AUTO FRANCHISE CORPORATION, and ALL NIGHT AUTO STORES, INC. have joined in this Agreement as joint and several Guarantors (collectively, the "GUARANTORS").

                                    RECITALS:

      A. Seller owns and operates three automotive service and retail sales centers as a franchisee of Midnight Auto Franchise Corporation (as a whole, the "Business," and individually, the "Businesses").

      B.    Seller operates the Business from three locations:

            7311 North MacArthur Blvd., Warr Acres, OK ("Warr Acres" or "Leased Premises);
            1121 Rambling Oaks Drive, Norman, OK ("Norman"); and
            539 South Mustang Road, Yukon, OK ("Yukon").

            Seller owns the real estate on which the Norman and Yukon Businesses are located, and leases the real estate on which the Warr Acres store is located from an unaffiliated third party.

      C. Members own all of the issued and outstanding membership interests of Seller.

      D. This Agreement describes the terms under which Buyer is buying the Business and substantially all of the non-equipment assets of Seller and Midnight Auto Franchise Corp. is leasing the equipment and the Warr Acres, Norman and Yukon locations.

      E.    Certain capitalized terms are defined in Appendix A.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1.    PURCHASE AND SALE OF ASSETS; LEASE OF EQUIPMENT.

      1.1 PURCHASED ASSETS. The Seller hereby sells and Buyer hereby purchases all of the Purchased Assets, free and clear of all Liens. Purchased Assets means all of the assets, other than Excluded Assets, owned by Seller or in which Seller has any interest and which are used in connection with the Business, including (but not limited to) the following:

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            (a)   [intentionally deleted];

            (b)   all Goodwill;

            (c)   all Intellectual Property, including that listed on
                  SCHEDULE 1.1(c);

            (d)   all Business Records;

            (e)   [intentionally deleted];

            (f) those Contracts that will be assumed by Buyer as listed on SCHEDULE 1.1(f) ("Assumed Contracts");

            (g) all Licenses, including those listed on SCHEDULE 1.1(g), to the extent they can be transferred;

            (h)   all Inventories;

            (i)   all Warranties, including those listed on SCHEDULE
                  1.1(i);

            (j)   all Leasehold Improvements, including those listed on
                  SCHEDULE 1.1(j);

            (k)   all Litigation Rights, including those listed on
                  SCHEDULE 1.1(k);

            (l)   all Prepaid Expenses, including those listed on SCHEDULE
                  1.1(l);

            (m)   cash, cash equivalents and securities; and

            (n) all other assets, whether known or unknown, tangible or intangible, or real or personal, and wherever located.

      1.2 Excluded Assets. Buyer is not buying any of the FOLLOWING ("Excluded Assets"):

            (a)   any Contracts other than the Assumed Contracts;

            (b)   any Limited Liability Company Records;

            (c) any claims for Tax or other tax refunds from any governmental authority;

            (d) any rights in connection with and assets of any Employee Benefit Plan;

            (e) any rights in connection with the Accounts Receivable except as otherwise set forth in this Agreement;

            (f) any rights in connection with the Real Property except as otherwise set forth in this Agreement;

            (g)   those assets listed on SCHEDULE 1.2(g); and,

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            (h)   the Leased Assets.

      1.3 Leased Assets. Seller will lease to Midnight Auto Franchise Corp. and Midnight Auto Franchise Corp. will lease from Seller the following assets ("Leased Assets") pursuant to the Equipment Leases attached as Exhibit G-1:

            (a)   all Fixed Assets, including those listed on SCHEDULE 1.1(a);

            (b) all Machinery and Equipment, including that listed on SCHEDULE 1.1(e).

2.    LIABILITIES.

      2.1 ASSUMED LIABILITIES. Buyer hereby assumes and will be liable and responsible for the following liabilities of Seller (collectively, the "Assumed Liabilities"):

            (a)   Seller's obligations under the Assumed Contracts, other than
                  (i) those that should have been performed prior to the date hereof, (ii) those arising from a breach prior to the date hereof and (iii) those arising from a warranty claim with respect to work done prior to the date hereof; and

            (b)   any other set liabilities set forth on Schedule 2.1.

      2.2 EXCLUDED LIABILITIES. Buyer will not assume any of the Excluded Liabilities.

      2.3 FUTURE LIABILITIES. Buyer will be liable and responsible for all debts and liabilities related to the operation of the Business arising on or after the date of this Agreement. Seller is and shall remain liable for all debts and liabilities, except Assumed Liabilities, that arise out of the operation of the Business before the date of this Agreement.

3.    PURCHASE PRICE.

      3.1 CONSIDERATION. As consideration ("Consideration") for the Purchased Assets and Members' covenant of Non-Competition set forth in Section 6.7:

            (a)   Buyer will pay [*] Dollars ($[*]) ("Purchase Price"); and

            (b)   Buyer will assume the Assumed Liabilities.

      3.2   CLOSING PAYMENT. At Closing, Buyer will deliver the following:

            (a)   $[*] of the Purchase Price in immediately available funds; and

            (b) $[*], the balance of the Purchase Price, shall be paid to Seller in accordance with the terms of a promissory note to be delivered by Buyer to Seller incurred herewith, in the form of the attached EXHIBIT B (the "Promissory Note").

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            (c)   Guarantors hereby jointly and severally guarantee the Buyer's prompt performance of its obligations under the Promissory Note and the Contemplated Transactions.

      3.3 ALLOCATION OF PURCHASE PRICE. Buyer and Seller will allocate the Purchase Price in the manner set forth on SCHEDULE 3.3, and will file all Tax Returns in a manner consistent with such allocation.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBERS. Seller and Members, jointly and severally, representand warrant the following to Buyer, as of the date hereof:

      4.1 ORGANIZATION AND GOOD STANDING. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of Oklahoma and has all the requisite authority to own the Purchased Assets and to conduct the Business as currently owned and conducted. Seller is qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which Seller is required to be qualified. SCHEDULE 4.1 lists all jurisdictions in which Seller is qualified to do business. Seller owns no equity interest in any other entity or joint venture.

      4.2   AUTHORITY AND ENFORCEABILITY; NO CONFLICT.

            (a) Seller has the power and authority to enter into this Agreement, to enter into any and all Additional Agreements to which it is, or will be, a party, and to execute and deliver all other documents to be executed and delivered by Seller pursuant to this Agreement (subject to Seller's Required Statutory Approvals) and to consummate the transactions contemplated in this Agreement. The execution and delivery of this Agreement and the Additional Agreements have been authorized by all necessary action on Seller's part. This Agreement and all of the Additional Agreements to which Seller is a party, when fully executed and delivered, will constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

            (b) Seller's execution and delivery of this Agreement and all of the Additional Agreements does not violate, conflict with or result in a breach of or constitute a default under any provision of (i) Seller's Governing Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Seller or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Seller is now a party or by which it or

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                  any of its properties or assets may be bound or affected, or result in the creation or imposition of any lien or encumbrance on any of the Purchased Assets or the Business or any portion thereof.

      4.3   FINANCIAL STATEMENTS.

            (a)   Set forth on SCHEDULE 4.3 are:

                  (i) the reviewed balance sheet of Seller as of December 31, 2006 (including the notes to such balance sheet) (the "Most Recent Balance Sheet") and the related reviewed statements of income and expenses and cash flow, for the fiscal year then ended (including the notes to such additional statements); and

                  (ii) the unaudited balance sheets of Seller as of the end of January, 2007 and the related unaudited statements of income and cash flow for the month then ended.

            (b)   All of the financial statements referenced in subparagraphs
                  (a) and (b) above (the "Financial Statements"), are true, correct and complete in all material respects; have been prepared in accordance with GAAP applied consistently with all corresponding prior fiscal periods of Seller; and present fairly the financial condition, results of operation, and cash flows of Seller as of the dates and for the periods indicated.

      4.4 UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 4.4, Seller has no liabilities or obligations of any nature other than those (a) reflected in the Financial Statements or the Schedules to this Agreement, (b) the current liabilities incurred by Seller in the ordinary course since the date of the Most Recent Balance Sheet, or
            (c) the Assumed Liabilities.

      4.5   ABSENCE OF CHANGES.

            (a) Since the date of the Most Recent Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or otherwise) of Seller, and no event has occurred or circumstance exists that may result in a Material Adverse Effect on the Business.

            (b) Since the date of the Most Recent Balance Sheet, Seller has conducted the Business only in the ordinary course consistent with past practice.

            (c) Since the date of the Most Recent Balance Sheet, Seller has not, other than in the ordinary course and consistent with past practice:

                  (i) sold, transferred or leased to others any of its assets;

                  (ii)    terminated or materially amended any Contract;

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                  (iii)   made any capital expenditures or capital additions or
                          improvements in excess of an aggregate of $10,000;

                  (iv)    incurred or guaranteed any loan or other obligation;

                  (v) discharged or satisfied any Lien other than as required pursuant to this Agreement;

                  (vi) cancelled or compromised any debt or claim or waived or released any right of substantial value;

                  (vii) subjected any of the Purchased Assets or Leased Assets to any Lien;

                  (viii) other than as may be consistent with past practice and in the ordinary course, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to be come payable to any employee, agent, or Member of Seller, or agreed to pay any bonus, extra compensation, pension, severance or vacation pay to any employee, agent, or Member of Seller;

                  (ix)    modified any Employee Benefit Plan;

                  (x) entered into any agreement or commitment to do any of the above.

            (d) Seller has paid its accounts payable in the ordinary course and in terms no slower than 30 days.

      4.6   TAX MATTERS. Except as set forth on SCHEDULE 4.6:

            (a) Seller has maintained all records relating to Taxes appropriate to be maintained by it, and have filed timely all Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations;

            (b) Seller has paid timely all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld timely and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, member, manager, investor, creditor, independent contractor or other third party;

            (c) There are no material unresolved questions or claims concerning any Tax liability of Seller;

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            (d)   There are no liens for Taxes on any of Seller's assets, other than liens for Taxes not yet due and payable;

            (e) Neither the Seller nor the Members have received any written notice regarding the audit, examination or delinquency of any Tax or Tax Return with respect to the Business or any of the Purchased Assets that have not been resolved or completed; and

            (f) Neither the Seller nor the Members are currently contesting any Taxes with respect to the Business or any of the Purchased Assets or Leased Assets.

      4.7 BOOKS AND RECORDS. The Business Records of Seller, all of which have been made available to Buyer, represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

      4.8 SUFFICIENCY OF ASSETS. Other than the Purchased Assets, the Leased Assets and the Excluded Assets, (i) Seller does not use any tangible or intangible assets in connection with its operation of the Business; and (ii) no tangible or intangible assets are necessary to operate the Business in the manner presently operated by Seller.

      4.9 TITLE; LIENS. Except as set forth on Schedule 4.9, Seller owns good and marketable title to all of the Purchased Assets and the Leased Assets, free and clear of all Liens other than Liens for Taxes for the current Tax year that are not yet due and payable.

            (a) Schedule 1.1(a) contains a true, correct and complete list of all material Fixed Assets that Seller used in connection with the operation of, or that are related to, the Business.

            (b) Schedule 1.1(e) contains a true, correct and complete list of all material Machinery and Equipment that Seller used in connection with the operation of, or that are related to, the Business.

            (c) Schedule 1.1(i) contains a true, correct and complete list of all material Warranties relating to the Business or the Purchased Assets or the Leased Asseets.

            (d) Schedule 1.1(k) contains a true, correct and complete list of all material Litigation Rights relating to the Business or the Purchased Assets or the Leased Assets

            (e) Schedule 1.1(l) contains a true, correct and complete list of all material Prepaid Expenses relating to the Business or the Purchased Assets or the Leased Assets.

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      4.10  CONTRACTS.

            (a) Schedule 4.10(a) identifies each Material Contract to which either Seller is a party, or by which either Seller or any of the Purchased Assets is bound or subject. Seller has delivered or otherwise made available to Buyer a true, correct and complete copy of each Material Contract that is written.
                  Schedule 4.10(a) sets forth reasonably complete details concerning each Material Contract that is oral, including the parties to the Contract and the amount and nature of either Seller's remaining commitment under the Contract.

            (b)   Except as set forth on SCHEDULE 4.10(b):

                  (i) each Assumed Contract is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms;

                  (ii) each Assumed Contract is assignable without the consent of any other Person;

                  (iii) to Seller's Knowledge, following the Closing, each Assumed Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms;

                  (iv) to Seller's Knowledge, each Person that has or had any obligation or liability under any Assumed Contract is, and at all times has been, in full compliance with such Assumed Contract;

                  (v) to Seller's Knowledge, no Assumed Contract will or could reasonably be expected to, on full completion or performance, have a material adverse effect on the Business or the Purchased Assets or the Leased Assets;

                  (vi) there are no on-going renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any Assumed Contract. No Person has asked to renegotiate any Assumed Contract;

                  (vii) there are no oral agreements or forbearance arrangements in effect, or known disputes with respect to any Assumed Contract; and

                  (viii) Seller entered into each Assumed Contract in the ordinary course of business and without the commission of any act, whether alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Requirement of Law.

      4.11  CONDITION OF ASSETS. Except as set forth on SCHEDULE 4.11:

            (a) all of the Fixed Assets, Machinery and Equipment (collectively, the "Tangible Assets") are in generally good repair and operating condition (ordinary wear and tear excepted), are suitable for immediate use in the

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                  ordinary course of operating the Business, and, to Seller's
                  Knowledge, have been operated and maintained in accordance with all Requirements of Law and any applicable warranties; and

            (b) Seller has maintained all of the Tangible Assets in the ordinary course of business; there is no deferred maintenance of any Tangible Asset; and, none of the Tangible Assets requires repairs or replacement other than as part of routine maintenance in the ordinary course of the Business.

      4.12 INTELLECTUAL PROPERTY. The attached SCHEDULE 4.12 contains a true and complete list of Intellectual Property and any and all corporate and assumed names under which Seller has conducted or is currently conducting business. Except as set forth on the attached SCHEDULE 4.12, Seller has the complete and unrestricted right to use and own, has good and marketable title to and has the exclusive right to assign its entire right, title and interest in and to all of the Intellectual Property, and each item of the Intellectual Property is in full force and effect. The items comprising the Intellectual Property are the only proprietary property used or necessary in connection with the Business as presently conducted. Except as set forth on the attached SCHEDULE 4.12, there has been no infringement, misappropriation or misuse of any of the Intellectual Property or any other proprietary information related to the Business. There is no claim against Seller that the Intellectual Property infringes any patent, trademark, trade name, copyright, domain name or other proprietary or intellectual property right of any third party or that Seller is illegally using the trade secrets or property rights of any third party.

      4.13 LICENSES. SCHEDULE 4.13 is a list of all Licenses used in connection with the Business or the Purchased Assets or the Leased Assets. Seller has provided Buyer with copies of all Licenses. Except as set forth on SCHEDULE 4.13, all of the Licenses are in full force and effect and are assignable or transferable to Buyer in connection with the consummation of the transactions contemplated in this Agreement. Except as set forth on SCHEDULE 4.13, Seller has obtained all Licenses necessary to, or desirable with respect to, and has complied with all laws applicable to, its operation of the Business, its ownership of the Purchased Assets or the Leased Assets. Seller has not engaged in any activity that would cause revocation or suspension of any of the Licenses. No action or proceeding looking to or contemplating the revocation or suspension of any of the Licenses is pending or, to Seller's Knowledge, threatened.

      4.14 CONSENTS. Except as set forth on SCHEDULE 4.14, Seller does not need any consent, approval, filing with, or notice to, any Governmental Authority or any lender, lessor, creditor, shareholder or other third-party, in connection with the execution and delivery of this Agreement and the Additional Agreements or the consummation of the transactions contemplated in this Agreement and the Additional Agreements. Prior to the Closing, Seller will properly obtain, perform or give all of the consents, approvals, filings and notices set forth on the attached

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            SCHEDULE 4.14, and as of the Closing, Seller shall give Buyer's counsel copies or adequate evidence of all such consents, approvals, filings and notices.

      4.15  EMPLOYEES.

            (a) SCHEDULE 4.15 contains an accurate list of all of the agents and employees of Seller, and the following information: (i) each employee's and agent's salary or hourly rate and annual bonus, if any, for the fiscal year ended December 31, 2006 and the current fiscal year, (ii) the total value and an itemization of all fringe benefits or incentive pay received or to be received by each such individual within such periods,
                  (iii) each employee's and agent's title and position, and (iv) whether any such employee or agent is absent from active employment and, if so, the date such absence commenced, the reason for such absence and the anticipated date of return to active employment.

            (b) Except as set forth on SCHEDULE 4.15, there are no, nor have there ever been, written or verbal collective bargaining or union contracts, employment agreements or other understandings with or affecting any of Seller's employees.

            (c) Hours worked by, and payments made to, Seller's employees (including leased employees) have been in compliance with the Fair Labor Standards Act and other Requirements of Law.

            (d) Except as set forth on SCHEDULE 4.15, all payments due from Seller on account of employees' work, including health or welfare insurance, vacation monies, retirement plan contributions and severance payments, have been paid in full.

            (e) No labor dispute pertaining to the Business is pending or, to Seller's Knowledge, threatened. There are no unfair labor practice complaints pending or, to the Seller's Knowledge, threatened involving Seller. Seller has not experienced any strike or work stoppage during the three (3) years prior to the date of this Agreement. No representation question exists respecting Seller's employees, and no grievance or internal or informal complaint exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim for one has been asserted.

            (f) Except as set forth on SCHEDULE 4.15, no employee or agent of Seller will become entitled to any payment or benefit under any contract, plan, understanding, agreement, bonus or arrangement, whether oral or written, between Seller and such employee or agent in the event that the employment or engagement of such employee or agent is terminated following the consummation of the transactions contemplated by this Agreement.

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            (g)   There is no pending or, to Seller's Knowledge, threatened
                  Proceeding with respect to the employment (or former employment or prospective employment, as the case may be) by Seller of any employee, former employee or prospective employee (including any leased employee).

            (h) To Seller's Knowledge, no complaint or other document has been filed with the Oklahoma Commissioner of Labor, alleging a violation or breach of any provision of Okla. Stat. Title 40,
                  Section 165.1 ET SEQ. or any regulation or order thereunder, nor does Seller know of any basis for the filing of any such complaint or other document.

            (i) Seller has operated the Business in compliance with all Labor Laws (without limiting the foregoing, Seller has not received any written notice of any violation of, and to Seller's Knowledge there is no violation of, any provision of the Americans with Disabilities Act, the WARN Act, or COBRA).

      4.16  EMPLOYEE BENEFITS.

            (a)   EMPLOYEE BENEFIT PLANS AND DOCUMENTS. Except as disclosed in
                  SCHEDULE 4.16, Seller does not (and has not) maintained, sponsored, participated in or contributed to, any Employee Benefit Plan.

            (b) REPRESENTATIONS. Except as specifically set forth in SCHEDULE 4.16:

                  (i) COMPLIANCE WITH LAWS: Each Employee Benefit Plan has been administered in full and complete compliance with ERISA, the Code, the Age Discrimination in Employment Act (to the extent applicable), COBRA, and any other applicable Requirements of Law, and each Employee Benefit Plan is valid and binding, in full force and effect, and there are no defaults.

                  (ii) NO CLAIMS PENDING OR THREATENED: There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Seller's Knowledge, threatened against any Employee Benefit Plan, against the assets of any Employee Benefit Plan or against Seller for benefits arising under or pursuant to any Employee Benefit Plan.

                  (iii) NO FUNDING DEFICIENCY: Seller does not have a "funding deficiency" as that term is used in Section 412 of the Code, whether or not waived, with regard to any Employee Benefit Plan.

                  (iv) NO RETIREE BENEFITS: No retiree benefits are payable, either now or in the future, pursuant to any Welfare Plan.

                  (v) SUFFICIENT ASSETS: As of the date hereof: (i) with regard to funded plans, the assets of each such Employee Benefit Plan listed in

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                  SCHEDULE 4.16 will be equal to or greater than the accrued benefits of the participants and beneficiaries of such plans.

      4.17 INSURANCE. Seller has maintained and now maintains insurance with respect to the Purchased Assets and Leased Assets, the Business and the Leased Premises covering property damage by fire or other casualty, general, products and completed operations liability, auto and excess liability, workers' compensation, and fidelity bonds, all sufficient to protect against any such liabilities, claims and risks, as is customary in the industry. SCHEDULE 4.17 contains a true and correct list of all insurance policies (other than life insurance policies) currently maintained by Seller and maintained by Seller for the preceding five (5) years stating the name of the insurer, policy number, type of coverage, limits and deductibles. All current insurance policies are in full force and effect. Seller has not received any oral or written notice from any insurance carrier, agent or representative of any defects or inadequacies in the Purchased Assets or the Leased Assets, the Business, or the Leased Premises, which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefore. Except as set forth on SCHEDULE 4.17, there is no state of facts and no event has occurred forming the basis for any present property, liability, auto, workers' compensation or fidelity claim, which is not fully covered by insurance.

      4.18 FLEET AND COMMERCIAL CUSTOMERS. SCHEDULE 4.18 lists, for the year ended December 31, 2006, the ten (10) largest fleet and/or commercial customers (by dollar volume) of Seller during such year or partial year, showing the dollar volume of each. To Seller's Knowledge, Seller has good business relationships with each of its customers listed in Scheduled 4.18, and no adverse change has occurred in the business relationships of Seller with those customers listed in Schedule 4.18. To Seller's Knowledge, no customer listed in SCHEDULE 4.18 intends to cease or substantially reduce purchasing goods or services from Seller.

      4.19 SUPPLIERS. SCHEDULE 4.19 lists, for the year ended December 31, 2006, the twenty (20) largest suppliers (by dollar volume) of Seller during such year or partial year, showing the dollar volume of each. Except as set forth in SCHEDULE 4.19, to Seller's Knowledge, Seller has a good business relationship with each of its suppliers listed in Schedule 4.19, and no adverse change has occurred in the business relationships of Seller with those suppliers listed in SCHEDULE
            4.19. To Seller's Knowledge, no supplier (whether or not listed in SCHEDULE 4.19) intends to cease or substantially reduce supplying goods or services to Seller.

      4.20 RELATIONSHIPS WITH RELATED PERSONS. Except as disclosed in SCHEDULE 4.20, neither Seller nor the Members nor any affiliate of any of them: (i) have had any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business; (ii) is a party to any Contract with, or has any claim or right against, Seller; or (iii) owns, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has;

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            (a)   had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in SCHEDULE 4.20, each of which has been conducted in the ordinary course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms; or

            (b) engaged in competition with Seller with respect to any line of the products or services of Seller in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of a competing business that is publicly traded on any recognized exchange or in the over-the-counter market.

      4.21  ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. Except as disclosed in
            SCHEDULE 4.21:

            (a) Seller has not received notice, and Seller has no information which indicates that Seller will be receiving notice of Proceedings or losses relating to alleged violations by Seller of any Environmental Laws relating to the Business;

            (b) Seller has not received notice or a request for information (and has no Knowledge of any facts or circumstances) to the effect that Seller may be a potentially responsible party for any facility, site or location pursuant to CERCLA or other similar Environmental Law relating to the Business;

            (c) Seller has been in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under the requirements of Environmental Laws relating to the Business, except where such noncompliance would not have any reasonable likelihood, singly or in the aggregate, of materially adversely affecting the financial condition, operations, assets, business or properties of the Business, taken as a whole;

            (d) Seller has timely filed all notices, reports and other submissions required under all Environmental Laws, except for such notices, reports or other submissions with respect to which the failure to so file would not have any reasonable likelihood, singly or in the aggregate, of materially adversely affecting the financial condition, operations, assets, business or properties of the Business, taken as a whole;

            (e) Seller has been issued all permits, certificates, approvals, licenses and other authorizations required under all Environmental Laws, have timely applied for them, and are and continue to be in compliance with them and Seller has had all such required permits, and other authorizations and has been in compliance therewith, in each case except for such permits and other authorizations with respect to which the failure to obtain or to comply with which would not have any reasonable likelihood, singly or in the aggregate,

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                  of materially adversely affecting the financial condition, operations, assets, business or properties of the Business, taken as a whole; and

            (f) Seller has not transported, treated, disposed of or arranged for the transportation, treatment or disposal of any hazardous wastes, Hazardous Materials, or any waste that was stored, disposed of or treated at any site listed on any federal CERCLA or state list or other lists of hazardous substance sites.

            (g) Neither Seller nor its Members have any knowledge of existence or installation upon the Leased Premises, either presently or at any previous time, of an underground storage tank.

            (h) To Seller's Knowledge, there have been no releases of hazardous substances on the property or on any adjacent property.

      4.22  PROCEEDINGS; ORDERS.

            (a) Except as set forth in SCHEDULE 4.22 there is no pending or, to Seller's Knowledge, threatened Proceeding:

                  (i) by or against Seller or that otherwise relates to or may affect the Business or any of the Purchased Assets or any of the Leased Assets; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

            (b) To Seller's Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to any such Proceeding.

            (C)   Except as set forth in SCHEDULE 4.22;

                  (i) there is no Order to which Seller, the Business or any of the Purchased Assets or the Leased Assets is subject; and

                  (ii) to Seller's Knowledge, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in any conduct relating to the business of Seller.

      4.23  COMPLIANCE WITH LAWS.

            (a)   Except as set forth in SCHEDULE 4.23;

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                  (i)     Seller is (and has always been) in full compliance
                          with each Requirement of Law that is (or was) applicable to the Business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Requirement of Law or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) Seller has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding
                          (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Requirement of Law or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) SCHEDULE 4.13 contains an accurate list of each License that is held by Seller or that otherwise relates to the Business or the Purchased Assets or Leased Assets. Each License listed in
                  SCHEDULE 4.13 is valid and in full force and effect. Except as set forth in SCHEDULE 4.13:

                  (i) Seller is, and at all times has been, in full compliance with all of the terms and requirements of each License identified in SCHEDULE 4.13;

                  (ii)    no event has occurred or circumstance exists that may
                          (A) constitute or result directly or indirectly in a failure to comply with any term or requirement of any License listed in SCHEDULE 4.13 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any License listed in SCHEDULE 4.13;

                  (iii) Seller has not received any notice (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, or possible failure to comply with any term or requirement of any License or (B) any actual, proposed, possible or revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Licenses listed in SCHEDULE 4.13 have been timely filed with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Licenses have been timely made with the appropriate Governmental Authorities.

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            (c)   The Licenses listed in SCHEDULE 4.13 collectively constitute all of the Licenses necessary to permit Seller to lawfully operate the Business. Except as set forth in SCHEDULE 4.13, all of the Licenses are assignable to Buyer.

      4.24  CLAIMS FOR FAULTY SERVICES.

            (a) SCHEDULE 4.24 contains an accurate list of all claims made within the past 24 months by any customer of Seller, where the customer has claimed that Seller's goods or services were faulty and the cost to correct any such allegation of faulty goods or services exceeded $500, including the claimant's name, the nature of the claim and the amount paid to satisfy the claim.

            (b) Except as listed on SCHEDULE 4.24, neither Seller nor the Members are aware of (i) any actual or alleged accident, failure, condition or defect in any of Seller's products or services that resulted, or is alleged to have resulted, in bodily injury or damage to property (including Seller's product), or (ii) any complaints of defects in, or complaints of any actual or potential malfunction of, any of Seller's products and services.

      4.25 BROKERS' OR FINDERS' FEES. Neither Seller nor any of its employees, agents or representatives have incurred any obligation, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Purchased Assets or the Leased Assets or the Contemplated Transactions.

      4.26  SOLVENCY.

            (a) Seller is not insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that both: (i) the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller's assets; and (ii) Seller has sufficient liquidity to pay its obligations in the ordinary course of business.

            (b) The cash available to Seller following consummation of the Contemplated Transactions, after taking into account all other anticipated uses of the cash, will be sufficient to pay all of Seller's obligations in accordance with their terms.

      4.27  DISCLOSURE.

            (a) No representation or warranty or other written statement made by Seller's Members or their agents in this Agreement, in any Schedule, or given to Buyer in connection with the Contemplated Transactions, contains any untrue statement or omits to state a material fact necessary to make it in light of the circumstances in which it was made, not misleading.

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            (b)   Neither Seller nor Members has Knowledge of any fact (other than general economic or industry conditions) that may materially adversely affect the Business or the Purchased Assets or the Leased Assets.

      4.28 MANAGEMENT AGREEMENTS. Seller is not a party to any management agreement with respect to the Business or any of the Purchased Assets or Leased Assets.

      4.29 PATRIOT ACT. Seller and its Members and managers, shall not transfer any of the proceeds obtained as a result of this Agreement to any person or entity listed on the Office of Foreign Assets Control list as "Terrorists" or "Specially Designated Nationals and Blocked Persons" or otherwise be in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001.

      4.30 RESTRICTION OF ACCESS. To Seller's Knowledge, there are no current federal, state, county, or municipal plans to materially restrict or materially change access to any part of the Leased Premises from any highway or road leading directly to or abutting any part of the Leased Premises.

5. REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTORS. Buyer and Guarantors, jointly and severally, represent and warrant to Seller and the Members, as follows:

      5.1 ORGANIZATION AND GOOD STANDING. Buyer is a Michigan corporation, duly organized, validly existing and in good standing under the laws of Michigan. Midnight Holdings Group, Inc. is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Midnight Auto Franchise Corporation is a Michigan corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan. All Night Auto Stores, Inc. is a Michigan corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan. Buyer and Guarantors are qualified to do business as a foreign corporation and are in good standing under the laws of each state or other jurisdiction in which Buyer or Guarantors are required to be qualified.

      5.2   AUTHORITY AND ENFORCEABILITY; NO CONFLICT.

            (a) Buyer and Guarantors have the power and authority to enter into this Agreement, to enter into any and all Additional Agreements to which they are, or will be, a party, and to consummate the transactions contemplated in this Agreement. The execution and delivery of this Agreement and the Additional Agreements have been authorized by all necessary action on Buyer's and Guarantors' part. This Agreement and all of the Additional Agreements to which Buyer or Guarantors are a party, when fully executed and delivered, will constitute legal, valid and binding obligations of Buyer and Guarantors, enforceable against them in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws

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                  affecting or relating to enforcement of creditors' rights
                  generally and (ii) general equitable principles.

            (b) Buyer's and Guarantors' execution and delivery of this Agreement and all of the Additional Agreements does not violate, conflict with or result in a breach of any provision of (i) Buyer's or Guarantors' Governing Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Buyer or Guarantors or any of their properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer or Guarantors are now a party or by which they or any of their properties or assets may be bound or affected.

      5.3 BROKERS' OR FINDERS' FEES. Neither Buyer nor any of its employees, agents or representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Purchased Assets or the Leased Assets or the Contemplated Transactions.

      5.4 FINANCIAL STATEMENTS. All financial statements filed by Midnight Holdings Group, Inc. with the Securities and Exchange Commission ("SEC") since January 1, 2006 are true, correct and complete in all material respects; have been prepared in accordance with GAAP applied consistently; and present fairly the financial condition, results of operation, and cash flows of Midnight Holdings Group, Inc. as of the dates and for the periods indicated.

      5.5 ABSENCE OF CHANGES. Since the date of the most recent financial statement filed by Midnight Holdings Group, Inc. with the SEC, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or otherwise) of Midnight Holdings Group, Inc., and no event has occurred or circumstance exists that may result in a Material Adverse Change.

      5.6 CONSENTS. Except as set forth in SCHEDULE 5.6, Buyer and Guarantors do not need any consent, approval, filing with, or notice to, any Governmental Authority or any lender, lessor, creditor, shareholder or other third-party, in connection with the execution and delivery of this Agreement and the Additional Agreements or the consummation of the transactions contemplated in this Agreement and the Additional Agreements.

      5.7   PROCEEDINGS

            (a) Except as set forth in SCHEDULE 5.7, there is no pending or, to Buyer's Knowledge or to Guarantors' Knowledge, threatened
                  Proceeding:

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                  (i)     by or against Buyer or Guarantors or that otherwise
                          relates to or may affect their business, the Business or any of the Purchased Assets; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

            (b) To Buyer's Knowledge and to Guarantors' Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to any such Proceeding.

      5.8   COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 4.23;

            (a) Buyer and Guarantors are (and have always been) in full compliance with each Requirement of Law that is (or was) applicable to their businesses or the ownership or use of any of their assets;

            (b) no event has occurred or circumstance exists that (A) may constitute or result in a violation by Buyer or Guarantors of, or a failure on the part of Buyer or Guarantors to comply with, any Requirement of Law or (B) may give rise to any obligation on the part of Buyer or Guarantors to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (c) Buyers and Guarantors have not received, at any time, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Requirement of Law or (B) any actual, alleged, possible or potential obligation on the part of Buyer or Guarantors to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      5.9 SOLVENCY. Buyer and Guarantors, as the case may be, are not insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that both: (i) the sum of the debts and other probable liabilities of Buyer and Guarantors, as the case may be (excluding indebtedness owed by Buyer to its private equity funding source, NIR Group, Inc. and its affilates), exceeds the present fair saleable value of Buyer's and Guarantors' assets, as the case may be, and
            (ii) Buyer and Guarantors, as the case may be, have sufficient liquidity (assuming that NIR Group, Inc. or its affiliates continue to provide funding to Midnight Holdings Group, Inc. consistent with their past practice) to pay their obligations in the ordinary course of business.

      5.10 Subsidiaries. Buyer has formed and owns as wholly-owned subsidiaries, All Night Auto of Warr Acres, Inc. (to operate the Warr Acres Location), All Night Auto of Yukon,

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            Inc. (to operate the Yukon Location), All Night Auto of Norman, Inc.
            (to operate the Norman Location).

      5.11  DISCLOSURE.

            (a) No representation or warranty or other written statement made by Buyer or Guarantors in this Agreement, in any Schedule, or given to Seller in connection with the Contemplated Transactions, contains any untrue statement or omits to state a material fact necessary to make it in light of the circumstances in which it was made, not misleading.

            (b) Neither Buyer nor Guarantors have Knowledge of any fact (other than general economic or industry conditions) that may materially adversely affect their businesses, the Business or the Purchased Assets or the Leased Assets.

6.    COVENANTS.

      6.1 FURTHER ASSURANCES. From time to time after the date hereof, at a party's request and without further consideration, the other party or parties, as the case may be, will execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and will take such other action as the requesting party may reasonably request in order to more effectively effectuate the contemplated transactions. On Buyer's request, Seller and Members will cooperate with Buyer on or after the date hereof by furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving Buyer and which are based on contracts, leases, arrangements or acts of Seller which were in effect or occurred on or before the date hereof.

      6.2 NON-ASSIGNABLE CONTRACTS. If any Assumed Contract, by virtue of its subject matter, or by operation of law, is not assignable to Buyer without the consent of a third party (the "Non-Assignable Contracts"), including without limitation those listed on Schedule 4.10, Seller agrees to use its best efforts as soon as practicable after the execution and delivery of this Agreement to obtain any consents necessary to convey to Buyer such Non-Assignable Contracts or the benefits of such Contracts, or if such consent is not obtained, to provide Buyer with the same economic and other benefits of any such Non-Assignable Contracts as if it had been assigned. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Non-Assignable Contract, unless such consent has been given, or as to which all the remedies for its enforcement by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided by this Agreement.

      6.3 PUBLIC ANNOUNCEMENTS. Except as required by Law (including the duty of Buyer to file a Form 8-K with respect to this transaction), no party to this Agreement will, nor will they permit any of their affiliates to, make any public announcement

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            in respect of this Agreement or the transactions contemplated by this Agreement without the prior consent of the other.

      6.4   EMPLOYEE MATTERS.

            (a) NO OBLIGATION TO HIRE. No provision of this Agreement is intended to confer on any employee of Seller any right to continued employment after the date hereof except as otherwise expressly stated herein. On or as of the date hereof, Seller will terminate those of its employees to whom Buyer chooses to offer employment (as identified on Schedule 6.4) and will pay all such employees any amounts due through the date hereof for accrued wages and benefits.

            (b) NO OBLIGATION UNDER PLANS OR OTHER LIABILITY. Buyer assumes no obligation arising under any of Seller's Employee Benefit Plans, whether for current, former or retired employees of Seller. Seller will indemnify and hold Buyer harmless from any obligation arising with respect to Seller's Employee Benefit Plans. Seller is and shall be fully liable for all workers' compensation benefits payable to its employees for any claim for such benefits arising as the result of an injury or occupational disease sustained prior to the date hereof.

      6.5 ACCOUNT RECEIVABLE COLLECTIONS. In order to avoid disruption of the Business, Buyer shall use commercially reasonable efforts to collect Seller's Accounts Receivable as set forth in Schedule 4.25. The amount of any Accounts Receivable collected will be paid over to Seller, less a fifteen (15%) percent collection fee that shall be retained by Buyer. Any accounts receivable remaining unpaid thirty
            (30) days following Closing will be turned over to Seller for collection. Buyer assumes no liability for the uncollectability of any accounts receivable.

      6.6 MEMBERS SERVICES. On the date hereof, Buyer shall enter into an Employment Agreement with Steve in the form of the attached Exhibit C (the "Employment Agreement"). In addition, Buyer shall hire James and Joya Stearman on the same terms and conditions and with the same benefits as the Buyer offers its other employees who hold comparable positions

      6.7 NON-COMPETITION AGREEMENT. The Members hereby agree that during the period of five (5) years following the date of this Agreement (the "Restricted Period"), none of them shall, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Buyer) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage the automotive repair business, or the sale of

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            automotive aftermarket parts or accessories and which conducts (or proposes to conduct) business anywhere within a 10 mile radius around any retail store or automotive service center operated, franchised, or supplied by the Buyer or its affiliates (or potential retail store or automotive service center locations which the Buyer plans to open, build, operate, franchise or supply as of the end of the Restricted Period if the Buyer has taken more than one affirmative act in effecting such plans) in the State of Oklahoma (the "Territory"); PROVIDED, HOWEVER, that nothing contained herein shall be construed to prevent the Members from investing in the stock or other securities of any competing corporation or entity listed on a national securities exchange or traded in the over-the-counter market, but only if the Members are not actively involved in the business of said corporation or entity and if the Members and their associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date of this Agreement), collectively, do not own more than an aggregate of five (5%) percent of the stock of such corporation ("Permitted Investments"). Notwithstanding anything in this Section 6.7 or elsewhere in this Agreement to the contrary, should the Buyer, the Guarantors or any of their affiliates, successors or assigns breach any provision of this Agreement or the Additional Agreements, which breach is not cured within fifteen (15) Business Days written notice by the Seller or a Member to the breaching party, this Section 6.7 shall become void as of the end of the fifteen (15) Business Day notice period unless otherwise agreed to in writing by the parties. The voiding of this Section 6.7 shall not diminish or otherwise adversely affect the Seller's or the Members' right to bring an action to for that breach.

      6.8 LEASES. On the date of this Agreement, Buyer and Seller shall enter into Leases for the Norman and Yukon stores and Seller shall have caused the owner of the Warr Acres real estate to have entered into a lease with Buyer for the Warr Acres store on terms reasonably satisfactory to Buyer (the "Leases"). The Leases shall be in the form of Exhibits D, E and F to this Agreement.

      6.9 SELLER'S LIABILITY INSURANCE TO REMAIN IN FORCE. [Intentionally deleted.]

      6.10  TITLE POLICIES. [Intentionally deleted.]

      6.11 ENVIRONMENTAL SURVEYS. On the date of this Agreement, the Buyer will have obtained Phase I environmental surveys conducted by an environmental consulting firm reasonably acceptable to the Seller, the costs, fees, and expenses of which will be shared equally between the Buyer and the Seller.

7. CONDITIONS TO BUYER'S OBLIGATION AT CLOSING. The obligation of Buyer to consummate the Contemplated Transactions is subject to the satisfaction of all of the following conditions precedent, any of which may be waived in writing by Buyer:

      7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made by Seller in this Agreement or any instrument contemplated by this Agreement must be true and correct in all respects.

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      7.2   PERFORMANCE OF AGREEMENT. Seller must have performed all of its obligations under this Agreement that are to have been performed.

      7.3 CONSENTS. All consents, approvals or authorizations of, or designations, declarations or filings with, any Governmental Authority, or any lender, lessor, creditor, landlord or other Person required in connection with the execution, delivery, performance of or compliance with this Agreement and the Contemplated Transactions must have been received or made.

      7.4 SATISFACTORY DUE DILIGENCE INVESTIGATION. Buyer must be satisfied, in its sole and absolute discretion, with the results of its due diligence investigations of the Business and the Purchased Assets and the Leased Assets (including, without limitation, a satisfactory walk though inspection and a physical inspection of the service centers by Buyer 24 hours before closing to confirm that the service centers are in the same condition as on the date of the Term Sheet dated January 25, 2007 between the parties and that each service center has a reasonable amount of inventory to meet customer needs).

      7.5 DOCUMENTATION. Seller (and in the case of the Employment Agreement, Steve) must have executed and delivered or caused to be executed and delivered all of the documents described in Section 9.1 below. All documents relating to the Contemplated Transactions must be satisfactory in form and content to Buyer's legal counsel.

      7.6 UNIFORM COMMERCIAL CODE SEARCHES. Buyer shall have received Uniform Commercial Code Searches certified by the Secretary of State or corresponding state agency and, if applicable, county agency in each state in which any of the Purchased Assets or Leased Assets are located and in which Seller is formed, dated not earlier than ten
            (10) days prior to the Date hereof showing no Liens.

      7.7 PROCEEDINGS AND LITIGATION SEARCHES. Buyer shall have received certified litigation searches dated no earlier than thirty (30) days prior to the date hereof of the litigation records from each of the counties in which Seller conducts (or conducted) business showing that, other than the litigation disclosed on Schedule 4.23, no Proceeding has been filed against Seller or any of the Purchase Assets.

      7.8 TAX LIEN SEARCHES. Buyer shall have received certified tax lien searches dated no earlier than thirty (30) days prior to the date hereof of the tax records from each of the counties in which Seller conducts (or conducted) business showing no tax liens have been filed against Seller or any of the Purchased Assets or Leased Assets.

      7.9 UNEMPLOYMENT LIABILITY OR SIMILAR LETTERS. Seller, at its cost and expense, must provide Buyer a certificate from any applicable Employment Security Commission or other similar state agency from the State of Oklahoma showing that Seller has no unpaid unemployment or other tax or similar liability.

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      7.10  SELLER'S ACCOUNTS PAYABLE. On the date hereof, Seller shall pay in full all amounts owed by it to those third parties who have provided goods or services to Seller on or prior to the date hereof.

      7.11 LEASES. Midnight Auto Franchise Corporation and the owner(s) of the Leased Premises must have executed the Leases. Midnight Auto Franchise Corporation and Seller must have entered into mutually satisfactory leases with respect to the Yukon and Norman locations.

      7.12 OPINION OF COUNSEL. Buyer must receive an opinion of Seller's counsel covering those matters set forth in Sections 4.1 and 4.2, in form and content acceptable to Buyer (provided however that the matters referred to in Section 4.2 may be to the best of counsel's Knowledge without inquiry).

      7.13 DELIVERIES. Seller must have delivered all documents to be made by it under this Agreement on the date hereof, together with all other documents and instruments reasonably requested by Buyer to evidence compliance with the terms and conditions of this Agreement.

      7.14 ROYALTIES. Seller must have paid to Midnight Auto Franchise Corporation all royalties due under the franchise agreement between Seller and Midnight Auto Franchise Corporation, arising out of Seller's business operations up to and including the date hereof (which amount, as of January 25, 2007 was approximately $73,000) (the "Royalty Amount"), which constitutes all monies due under the franchise agreement between Seller and Midnight Auto Franchise Corporation arising out of Seller's business operations up to and including the date hereof. The acceptance of the Royalty Amount by the Buyer shall constitute a full release of the Seller and the Members by Midnight Auto Franchise Corporation, the Guarantors and their affiliates from any and all obligations that the Seller and the Members may have under any franchise or other agreements with Midnight Auto Franchise Corporation, with the Guarantors or with their respective affiliates other than those obligations related to the Contemplated Transactions.

8. CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING. The obligation of Seller to consummate the Contemplated Transactions is subject to the satisfaction of all of the following conditions precedent, any of which may be waived in writing by Seller:

      8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made by Buyer and Guarantors in this Agreement or any instrument contemplated by this Agreement must be true and correct in all respects.

      8.2 PERFORMANCE OF AGREEMENT. Buyer and Guarantors must have performed all of their obligations under this Agreement.

      8.3 CONSENTS. All consents, approvals or authorizations of, or designations, declarations or filings with, any Governmental Authorities, or any lender, lessor,

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            creditor, landlord or other Person required in connection with the execution, delivery, performance of or compliance with this Agreement and the transactions contemplated by this Agreement must have been received or made.

      8.4 LEASES. Midnight Auto Franchise Corporation and the owner(s) of the Leased Premises must have entered into the Leases.

      8.5 DELIVERIES. Buyer and Guarantors must have delivered all documents to be made by them under this Agreement on the date hereof, together with all other documents and instruments reasonably requested by Seller to evidence compliance with the terms and conditions of this Agreement.

      8.6 SATISFACTORY DUE DILIGENCE INVESTIGATION. Seller must be satisfied, in its sole and absolute discretion, with the results of its due diligence investigations of the Buyer and the Guarantors, which shall be limited to the information which Midnight Holdings Group, Inc. has filed with the SEC.

      8.7 DOCUMENTATION. Buyer and Guarantors must have executed and delivered or caused to be executed and delivered all of the documents described in Section 9.2 below. All documents relating to the Contemplated Transactions must be satisfactory in form and content to Seller's legal counsel.

      8.8 OPINION OF COUNSEL. Seller must receive an opinion of Buyer's counsel covering those matters set forth in Sections 5.1 and 5.2, in form and content acceptable to Seller (provided however that the matters referred to in Section 5.2 may be to the best of counsel's Knowledge without inquiry).

      8.9 MANAGER'S APPROVAL. Approval of the Manager of Seller of the transactions contemplated herein.

9. CLOSING; DELIVERIES. The purchase and sale of the Purchased Assets and the leasing of the Leased Assets shall take place at the offices of McAfee & Taft at 9:00 a.m. local on the date hereof or in such other manner and at such other time and place as the parties shall agree upon (which time and place are designated as the "CLOSING").

      9.1 SELLER'S DELIVERIES. Seller will execute and deliver, or cause to be executed and delivered, the following:

            (a) Warranty Bill of Sale (the "Bill of Sale") and one or more Assignment and Assumption Agreements (the "Assignments"), in form attached as Exhibit G to this Agreement, and such other transfer documents as may be necessary or appropriate to evidence the transfer of the Purchased Assets to Buyer.

            (b) Assignments of all insurance policies included in the Purchased Assets in the form attached as Exhibit H to this Agreement.

            (c)   Certificates of title to any vehicles listed on Schedule
                  1.1(e).

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            (d)   The Closing Statement in the form attached as Exhibit I to this Agreement.

            (e)   The Leases attached as Exhibits D, E, and F.

            (f)   The insurance certificate referred to in Section 6.9.

            (g) Seller's Opinion of Counsel in the form attached as Exhibit J to this Agreement.

            (h)   Possession of the Purchased Assets and the Leased Assets.

            (i)   The Employment Agreement.

            (j)   The Non-Competition Agreement

            (k) Wire transfer of the Royalty Amount to Midnight Auto Franchise Corporation.

            (l) Estoppel letters with respect to Leases and Equipment Leases, and lien releases for each lien that has attached to a Purchased Asset.

            (m) Such other documents and instruments as are contemplated in this Agreement or that Buyer or Buyer's counsel may reasonably request in order to evidence or consummate the transactions contemplated in this Agreement or to affect the purpose or intent of this Agreement.

            (n) The Mutual Release described in Section 11.16 (the "Mutual Release").

            (o) The Equipment Leases attached as Exhibit G-1 [intentionally deleted]

      9.2 BUYER'S DELIVERIES. Buyer and Guarantors will execute and deliver, or cause to be executed and delivered, the following:

            (a) Payment via wire transfer of the $[*] initial payment of the Purchase Price to Seller and delivery of the Promissory Note

            (b)   The Mutual Release.

            (c)   The Closing Statement.

            (d)   The Leases.

            (e) The Employment Agreement, the Restricted Stock Certificate and the Exhibits to the Employment Agreement.

            (f) Buyer's and Guarantors' Opinion of Counsel in the form attached as Exhibit K to this Agreement.

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            (g)   Phase I environmental surveys conducted on the land and
                  premises of the Yukon and Norman Businesses by an environmental consulting firm reasonably acceptable to Seller.

            (h) The Leases and such other documents and instruments as are contemplated in this Agreement or that Seller or Seller's counsel may reasonably request in order to evidence or consummate the transactions contemplated in this Agreement or to affect the purpose or intent of this Agreement.

10.   INDEMNIFICATION AND SURVIVAL.

      10.1 INDEMNIFICATION OF BUYER. Seller and the Members, jointly and severally, agree to indemnify, defend and hold Buyer, and its officers, directors, managers, employees, equity owners, successors and assigns ("Buyer Indemnified Parties"), harmless from and against any and all liabilities, losses, costs, expenses, damages, fines, judgments or penalties (collectively, "Damages") which Buyer may incur and become liable for as a result or, or in connection with:

            (a) All liabilities, obligations, claims, demands, liens or judgments (each a "Claim") against Buyer relating, in any way, to any Excluded Liability.

            (b) Any inaccuracy, misrepresentation or omission, in any representation of Seller in this Agreement or the Additional Agreements.

            (c) Any breach of any representation or warranty made by Seller in this Agreement or the Additional Agreements.

            (d) Any Damages incurred by Buyer as a result of the failure by Seller or Members to fulfill any agreement or covenant in this Agreement or the Additional Agreements.

            (e) All actions, suits, proceedings, demands, assessments, judgments, costs, and expenses including, without limitation, interest which may be imposed by any third party, court costs, litigation expenses, reasonable attorneys, accountant and consultants fees, and expenses relating to proofs of claim, relating, in any way, to any of the items described in (a) through (d) above.

      10.2 INDEMNIFICATION OF SELLER. Buyer and Guarantors, jointly and severally, agree to indemnify, defend and hold Seller, and its officers, directors, managers, employees, equity owners, successors and assigns ("Seller Indemnified Parties"), harmless from and against any and all Damages which Seller or the Members may incur or become liable for as a result or in connection with:

            (a) All Claims against Seller or the Members relating, in any way, to any Assumed Liability.

            (b) Any inaccuracy, misrepresentation or omission, in any representation of Buyer or Guarantors in this Agreement or the Additional Agreements.

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            (c)   Any breach of any representation or warranty made by Buyer or
                  Guarantors in this Agreement or the Additional Agreements.

            (d) Any Damages incurred by Seller as a result of Buyer's or Guarantors' failure to fulfill any agreement or covenant in this Agreement or the Additional Agreements.

            (e) All actions, suits, proceedings, demands, assessments, judgments, costs, and expenses including, without limitation, interest which may be imposed by any third party, court costs, litigation expenses, reasonable attorneys, accountant and consultants fees, and expenses relating to proofs of claim, relating, in any way, to any of the items described in (a) through (d) above.

      10.3  PROCEDURE FOR INDEMNIFICATION AND ASSUMPTION OF DEFENSE.

            (a) NOTICE. Any party or other person or entity which may entitled to be indemnified under the provisions of this Agreement (the "Indemnified Party") shall give written notice to the indemnifying party (the "Indemnifying Party") promptly after becoming aware of any Claim for which recovery against the Indemnifying Party may be sought. If the right to indemnification arises from the Claim of a third party (a "Third Party Claim"), then, within ten (10) days after learning of the assertion of any Third Party Claim, the Indemnified Party shall notify the Indemnifying Party and afford the Indemnifying Party the opportunity to assume the defense or settlement of the Third Party Claim at its own expense with counsel of its choosing. Notice under either of the foregoing sentences of this subsection (a) is referred to as an "Indemnification Notice." The right to indemnification under this Agreement will not be affected by any failure to give, or any delay in giving, the Indemnification Notice, unless, and then only to the extent that, the rights and remedies of the party to whom such notice was to have been given are prejudiced. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any Third Party Claim within ten (10) days of receipt of an Indemnification Notice is deemed a waiver by the Indemnifying Party of its right to defend such Third Party Claim.

            (b) DEFENSE ASSUMED. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party must take all steps necessary in the defense or settlement of the Third Party Claim and hold the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement of the Claim approved by the Indemnifying Party or any judgment rendered in connection with the Claim. Unless the Indemnifying Party's insurance carrier has assumed defense of the matter in question, such Indemnifying Party may not, in the defense of the Third Party Claim, without the written consent of the Indemnified Party (which consent will not be unreasonably withheld):

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                  (i)     consent to the entry of any judgment (other than a
                          judgment of dismissal on the merits without costs);

                  (ii) enter into any settlement, except a settlement involving solely the payment of money for which the Indemnifying Party is solely responsible, and which does not require an admission of liability, responsibility or wrong-doing on the part of the Indemnified Party;

                  (iii) enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Third Party Claim or resulting litigation.

                  If an Indemnified Party unreasonably withholds his or its consent to the entry of any judgment or settlement, the Indemnifying Party does not have any obligation to indemnify the Indemnified Party with respect to such Claim. Notwithstanding anything in this Section 10.3 to the contrary, the Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such Third Party Claim.

            (c) DEFENSE NOT ASSUMED. If the Indemnifying Party does not assume the defense of any Third Party Claim after receipt of an Indemnification Notice, the Indemnified Party may defend against such Third Party Claim in such manner as it deems appropriate, which may include settling such Claim on such terms as it deems appropriate. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any settlement and for all Damages incurred by the Indemnified Party in connection with the defense against or settlement of the Third Party Claim or resulting litigation.

            (d) ASSIGNMENT OF CLAIMS. Once the Indemnifying Party's satisfies its obligation to indemnify under this Agreement, the Indemnified Party shall assign to the Indemnifying Party any and all claims, causes of action and demands of whatever kind and nature which the Indemnified Party may have against any person, firm or other entity giving rise to such indemnified loss, and the Indemnified Party will reasonably cooperate in any efforts to recover any such loss.

            (e) BUYER'S RIGHT TO SETTLE CLAIMS. Notwithstanding the provisions above, in the event that, in order to protect the Business or the Purchased Assets or the Leased Assets, Buyer reasonably believes that it is required to settle any Claim, the defense of which Seller would otherwise be entitled to assume pursuant to the provisions of Section 10.3, Buyer is entitled to settle such Claim after first giving Seller not less than three (3) business days' prior written notice of the Claim and the proposed settlement. The terms of such settlement will be binding on Seller if they are commercially reasonable.

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      10.4  RIGHT OF OFFSET. Any amount which Seller or any Member owes to Buyer or any Buyer Indemnified Party under this Agreement (including amounts due under this Section 10) may, at the option of Buyer, be set off against any amounts due from Buyer or Midnight Auto
            Franchise Corp. to Seller (or any Member) under this Agreement, the Promissory Note, or under the Leases for the Yukon or Norman locations (provided, however, in the case of offsets against amounts due under the Leases, the offset shall not exceed a maximum of $500 per month per lease with respect to Norman and Yukon Leases).
            Failure of Buyer to exercise its rights under this Section 10.4 will not affect Buyer's right to indemnification under this Section 10.

      10.5 SURVIVAL. The representations and warranties of Seller, Members, Buyer and Guarantors contained in this Agreement will survive for a period of twenty-four (24) months from the date hereof, except that the representations and warranties contained in Sections 4.1, 4.2, 5.1, and 5.2 (relating to Good Standing and Authority) and 4.9 (relating to Title and Liens) will survive indefinitely and the representations and warranties contained in Sections 4.23 and 5.8 (relating to compliance with laws), 4.17 (relating to employee benefits), 4.6 (relating to Taxes) and 4.22 (relating to environmental matters) will survive until six (6) months after the expiration of the applicable statute of limitations, as determined by a court of competent jurisdiction. Any claim that is made in writing before the applicable survival period expires will survive until fully and finally resolved.

      10.6 REMEDIES NOT EXCLUSIVE. Buyer and Seller are entitled to exercise and resort to all rights and remedies for misrepresentation or breach as are afforded to such party at law or in equity, including, without limitation, rescission, specific performance, action for damages, adjustment to the Purchase Price or such other remedies and relief as may be afforded to such party under this Agreement or by a court of competent jurisdiction. Neither the existence or exercise of any specific remedies is intended to be exclusive of or impair or otherwise adversely affect in any manner whatsoever any rights, remedies or relief otherwise available to such party, and each and every right and remedy will be cumulative and in addition to every other right and remedy provided in this Agreement or by law.

11.   MISCELLANEOUS.

      11.1 DISPUTE RESOLUTION. All disputes between the parties arising out of any provision of this Agreement, shall be resolved in accordance with the Dispute Resolution Procedures set forth in the attached Exhibit L, provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite any such action, the parties will continue to participate in good faith in the procedures set forth in Exhibit
            L. All disputes relating to the determination of the Adjustment shall be resolved by the Arbitrator. The prevailing party in any dispute arising out of any provision of this Agreement or the Additional Agreements shall be entitled to recover its costs, including reasonable attorneys' fees, from the nonprevailing party.

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      11.2  EXPENSES. Seller and Buyer will each bear the expenses incurred by them in connection with the preparation and negotiation of this Agreement and the Additional Agreements and the consummation of the transactions contemplated in this Agreement, PROVIDED HOWEVER, upon presentation of an invoice from Seller's counsel, Buyer shall immediately reimburse Seller for reasonable legal fees incurred by Seller and Members in connection with the Contemplated Transactions up to a maximum reimbursement of Twelve Thousand Five Hundred Dollars ($12,500.00).

      11.3 NOTICES. All notices, consents, waivers, requests, demands and other communications permitted under or required pursuant to this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand delivery or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent postage prepaid by certified or registered mail, return receipt requested, in each case to the parties at the addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below, or at such other address, facsimile number or e-mail address as a party may designate by written notice given to the other parties as provided in this Section 11.3:

               If to Seller:                     With a required copy to:

               Stephen J. Stearman               Phil Sears, Esquire
               12800 SW 58th Street              McAfee & Taft, P.C.
               Mustang, OK  73064                10th Floor, 2 Leadership Square
                                                 211 N. Robinson
                                                 Oklahoma City, OK  73102-7103

               If to Buyer:                      With a required copy to:

               Nicholas A. Cocco                 Enterprise Law Partners, PLLC
               Chairman, President & CEO         7457 Franklin Road, Suite 250
               Midnight Holdings Group, Inc.     Bloomfield Hills, MI 47301
               22600 Hall Road, Suite 205        Attn: Richard Bruder
               Clinton Township, MI  48036

      11.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      11.5 GOVERNING LAW. This Agreement has been executed in, and is to be construed and enforced in accordance with the laws of, the State of Michigan without regard to the conflicts of law principles.

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      11.6  NO ASSIGNMENT; BENEFIT. No party may assign its rights and obligations under this Agreement without the prior written consent of the other parties. This Agreement is binding on and inures to the benefit of the parties and their respective successors and assigns.

      11.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Schedules attached or to be attached to it, is and shall be deemed to be the complete and final expression of the agreement between the parties as to the matters contained in and related to this Agreement and supersedes any previous agreements between the parties pertaining to such matters.

      11.8 TAX MATTERS. Seller shall pay all sales, use and transfer taxes (including taxes, if any, imposed on the transfer of real and personal property) payable in connection with the transactions contemplated in this Agreement.

      11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together are considered one and the same agreement. Photostatic or facsimile reproductions of this Agreement may be made and relied on to the same extent as originals.

      11.10 WAIVER. A party's waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

      11.11 AMENDMENT. This Agreement may only be amended by written agreement executed by all of the parties.

      11.12 NUMBER AND GENDER. The terms used in this Agreement, regardless of the number and gender in which they are used, shall be construed to include the other number (singular or plural), and the other genders (masculine, feminine or neuter), as the context or sense of this Agreement or any paragraph or clause may require.

      11.13 AMBIGUITY. Each of the parties acknowledges that they and their counsel have reviewed this Agreement and suggested changes to its language. Therefore, any rule of construction that any ambiguity shall be construed against the drafter of this Agreement shall not apply in interpreting the provisions of this Agreement.

      11.14 WAIVER OF JURY TRIAL: THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO: (i) THIS AGREEMENT; OR (ii) ANY OF THE TRANSACTIONS OR OTHER AGREEMENTS CONTEMPLATED BY THIS AGREEMENT.

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      11.15 MUTUAL RELEASE. At Closing, and as a condition to closing, the parties shall execute and deliver to each other a Mutual Release in the form attached as Exhibit M to this Agreement.

                            [SIGNATURES ON NEXT PAGE]

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:                                   BUYER:

ELITE AUTOMOTIVE GROUP, LLC               ALL NIGHT AUTO OF OKLAHOMA, INC.

By: __________________________________    By: _________________________________
    Stephen J. Stearman, Sole Manager         Nicholas A. Cocco, President

MEMBERS:                                  GUARANTORS:

                                          MIDNIGHT HOLDINGS GROUP, INC.,
_____________________________________     a Delaware Corporation
Stephen J. Stearman, Individually

                                          By: ________________________________
_____________________________________         Nicholas A. Cocco
Paula L. Stearman, Individually               President, Chairman & CEO

                                          ALL NIGHT AUTO STORES, INC.,
_____________________________________     a Michigan Corporation
James C. Brunson, Individually

                                          By: ________________________________
                                              Nicholas A. Cocco
                                              President

                                          MIDNIGHT AUTO FRANCHISE CORP.,
                                          a Michigan Corporation,

                                          By: ________________________________
                                              Nicholas A. Cocco,
                                              President

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                                   APPENDIX A
                                   DEFINITIONS

      The following terms as used in this Agreement have the meanings set forth below unless the context requires otherwise:

ACCOUNTS RECEIVABLE means all of the notes and accounts receivable and all other receivables of Seller which are related to the Business.

ADDITIONAL AGREEMENTS shall mean the Leases, the Employment Agreement, any exhibits to those agreements and any other agreements between or among the parties related to the Contemplated Transactions other than this Agreement.

AGREEMENT means this Agreement, including all schedules and exhibits.

ASSIGNMENTS has the meaning set forth in Section 9.2.

ASSUMED CONTRACTS has the meaning set forth in Section 1.1. (f).

ASSUMED LIABILITIES has the meaning set forth in Section 2.1.

BILL OF SALE has the meaning set forth in Section 9.1(a).

BUSINESS has the meaning set forth in the Recitals.

BUSINESS DAY shall mean any day when national banks are open for business, excluding a Saturday, Sunday or a public holiday under the laws of the State of Michigan.

BUSINESS RECORDS means all sales and business records, personnel records of Seller's employees, credit records of Seller's customers, customer lists, supplier lists, advertising and promotional materials, financial and marketing information, pricing and cost information and all other books and records of every kind and nature used in connection with or related to the Business or the Purchased Assets or the Leased Assets.

BUYER INDEMNIFIED PARTIES has the meaning set forth in Section 10.1.

BUYER has the meaning set forth in the preamble to this Agreement.

BUYER'S KNOWLEDGE means the Knowledge of the Buyer, its chief executive officer, and any other individual signing this Agreement on its behalf. A Person will be deemed to have Knowledge of a particular fact or other matter if: (i) that individual is actually aware of the fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the fact.

CLAIM has the meaning set forth in Section 10.1. (a)

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CLOSING STATEMENT means a written statement setting forth the Purchase Price and such other matters as the parties may deem appropriate.

COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

CODE means the Internal Revenue Code of 1986, as amended.

CONSIDERATION has the meaning set forth in Section 3.1.

CONTEMPLATED TRANSACTIONS means those transactions contemplated to be consummated in this Agreement.

CONTRACTS means written or oral contracts, subcontracts, agreements, commitments, leases or other instruments to which Seller is bound relating to the Business or the Purchased Assets or Leased Assets.

DAMAGES has the meaning set forth in Section 10.1.

DISPUTE RESOLUTION PROCEDURES means the procedures set forth in Exhibit A.

EMPLOYEE BENEFIT PLAN means and includes any Pension Plan, Welfare Plan and any bonus, profit-sharing, severance, deferred compensation, annuity, retirement, stock option, stock purchase, executive compensation, incentive compensation, educational assistance, fringe benefit, insurance or other plan or arrangement whether oral or written providing benefits to a current or former employee, director or consultant of Seller.

ENVIRONMENT LAWS means any and all international, federal, state, and local statutes, laws, rules, regulations, ordinances, orders, common law, and similar provisions having the force or effect of law, concerning public health or safety, worker health or safety or pollution or protection of the environment, resource conservation, air contamination, water and/or groundwater contamination, soil or sediment contamination, Hazardous Substances, solid or hazardous wastes or residues as such Environmental Laws may be amended from time to time, including but not limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq. the Superfund Amendments and Reauthorization Act, the Solid Waste Amendments of 1984, the Safe Drinking Water Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Atomic Energy Act of 1954, the Energy Reorganization Act and the Oil Pollution Act of 1990, whether currently in existence or hereafter enacted or which govern: (i) the existence, cleanup, removal and/or remedy of contamination or threat of contamination on or about owned or leased real property; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of Hazardous Materials; or
(iv) the use, generation, transport, treatment, storage, disposal, removal, recycling, handling or recovery of Hazardous Materials, including building materials.

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ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all applicable rules, regulations and guidance promulgated under it

EXCLUDED ASSETS has the meaning set forth in Section 1.2.

EXCLUDED LIABILITIES shall mean:

      (a) any liabilities under the Contracts and Licenses which have arisen or accrued and pertain to a period prior to the Closing Date, including, without limitation, the liability for the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing Date under the Contracts and Licenses; and

      (b) the payment of all Taxes due and payable or accrued but not yet paid (including, without limitation, month end sales taxes) prior to the Closing Date; and

      (c) any liabilities arisen or accrued prior to the Closing Date pertaining to the employment of any employees of Seller, including the payment of any compensation, accrued paid time off, sick time, personal days and any amounts accrued under any employee benefit or welfare plan of the Seller; and

      (d) any claim for personal injury or property damage to a Person which is based on any event which occurred at the Business or in connection with the Business prior to the Closing Date; and,

      (e) any liabilities (including costs of cleanup, containment or other remediation) arising prior to the Closing Date from or in connection with any environmental health or safety liabilities and/or environmental claims arising out of or relating to (i) the ownership or operation by Seller of any of the Assets, or (ii) any bodily injury (including illness, disability and death, regardless of when any bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any assets in any way arising from or allegedly arising from any hazardous activity conducted by Seller with respect to the Business, that was present or suspected to be present on or before the Closing Date on or at the Business, or was released or allegedly released by Seller on or at the Business at any time on or prior to the Closing Date.

FINANCIAL STATEMENTS has the meaning set forth in Section 4.3.

FIXED ASSETS means all furniture, fixtures and other fixed assets used in connection with the Business.

GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Persons as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

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GOODWILL means the goodwill and all other intangible assets associated with the
Business.

GOVERNING DOCUMENTS means, with respect to any Person, the articles of incorporation, articles of organization, partnership certificates, bylaws, partnership agreement or other organizational or governing documents of such Person.

GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision, and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

GUARANTORS' KNOWLEDGE means the Knowledge of the Guarantors, their chief executive officer, and any other individual signing this Agreement on their behalf. A Person will be deemed to have Knowledge of a particular fact or other matter if: (i) that individual is actually aware of the fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the fact.

HAZARDOUS MATERIALS means any material or substance: (i) which is or becomes defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to CERCLA and amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (iii) which is or becomes defined as a "hazardous waste" pursuant to RCRA and amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls (PCBs); (v) containing asbestos; (vi) which is radioactive, including but not limited to radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation; (vii) which is a pesticide, fungicide, fertilizer or defoliant; (viii) which is biologically hazardous, infectious carcinogenic, mutagenic or etiologic; (ix) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; (x) which is or becomes defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such terms used to define a substance having an adverse effect on the environment under any federal, state or local statute, regulation or ordinance; (xi) any toxic, flammable, explosive, dangerous, corrosive or otherwise hazardous substance, material or waste which is or becomes regulated by any federal, state or local governmental authority; or (xii) which causes a nuisance upon or waste to real property.

INDEMNIFICATION NOTICE has the meaning set forth in Section 10.3.

INDEMNIFIED PARTY has the meaning set forth in Section 10.3.

INDEMNIFYING PARTY has the meaning set forth in Section 10.3.

INTELLECTUAL PROPERTY means all patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, services names, copyrights, copyright applications and registrations, domain names and sites, commercial and technical trade secrets, engineering, production and other designs, drawings, specifications, formulae, technology, Seller's licenses to use computer and electronic data processing programs and software with the associated backup disks, inventions, processes, know-how, confidential information and other proprietary property

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rights and interests used in connection with the operation of or related to the
Business or the Purchased Assets or Leased Assets.

INVENTORIES means all inventories of or relating to the Business, regardless of nature or kind, including inventories of raw materials and supplies, and goods and work-in-process.

LABOR LAWS shall mean applicable federal, state, and local employment and labor laws and regulations regarding employees, labor and employment practices, and terms and conditions of employment, including but not limited to the National Labor Relations Act of 1947, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act of 1963, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, The Immigration Reform and Control Act of 1986, as amended, the Civil Rights Act of 1866, 42 U.S.C. Sec. 1981 & 1983, as amended, The Occupational Safety & Health Act, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, Executive Order 11246, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, as amended, the Drug Free Workplace Act of 1986, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the Family and Medical Leave Act of 1993, as amended, and all similar or related state and local statues and regulations.

LEASED PREMISES shall have the meaning set forth in the Recitals.

LEASEHOLD IMPROVEMENTS shall mean all improvements, additions, trade fixtures, and similar items, that are made or installed at any of the Business locations identified in Recital B.

LEASES shall have the meaning set forth in Section 7.11.

LIENS means any liens, encumbrances, mortgages, security interests, pledges, restrictions, infringements, judgments, defects of title, adverse rights or interests, options, voting trust, warrants and charges and claims of any kind whatsoever, whether legal or equitable.

LICENSES means all foreign, federal, state and local Governmental franchises, permits, licenses, certificates or other authorizations held by Seller, or applied for by or on Seller's behalf, in connection with the Business or the Purchased Assets or Leased Assets.

LIMITED LIABILITY COMPANY RECORDS means Seller's minute books, record books, unit books, equity ownership records, and other records of Seller relating to its organization and existence

LITIGATION RIGHT means all claims and rights concerning any Proceeding in connection with or with respect to the Business or the Purchased Assets or the Leased Assets in which Seller is a claimant.

MACHINERY AND EQUIPMENT means all equipment, machinery, office equipment and vehicles used in connection with or related to the Business or the Purchased Assets or Leased Assets.

MATERIAL ADVERSE EFFECT means any reasonable likelihood, singly or in the aggregate, of materially and adversely affecting the financial condition, operations, assets, business or

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properties of the Seller or the Buyer and the Guarantors, as the respective case may be, taken as a whole.

MATERIAL CONTRACT means any Contract that cannot be terminated by Seller without liability on not more than 20 days notice or that requires payments to or from Seller aggregating $5,000 or more, including without limitation, any agreement to provide services or materials or to acquire any assets or properties and all material third party warranties and claims for warranties relating to the Business or the Purchased Assets or the Leased Assets.

MOST RECENT BALANCE SHEET has the meaning set forth in Section 4.3.

NON-ASSIGNABLE CONTRACT has the meaning set forth in Section 6.2.

ORDER means any order, ruling, decree, judgment or stipulation to which Seller, Buyer or a Guarantor is a party or by which Seller, Buyer or a Guarantor or any of the Purchased Assets or Leased Assets are bound, by or with any Governmental Authority.

PENSION PLAN means any employee pension benefit plan as defined in Section 3(2) of ERISA.

PERSON means a natural person or any legal or commercial entity, including, without limitation, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, trust or any person acting in a representative or fiduciary capacity.

PREPAID EXPENSES means all prepaid expenses, deposits, advance payments, claims for refunds, credits and the like, including postal and utility deposits, if any, and other prepaid items relating to the Business or the Purchased Assets or Leased Assets.

PROCEEDING means action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority or quasi-governmental authority.

PURCHASED ASSETS has the meaning set forth in Section 1.1.

REAL PROPERTY means the buildings and real estate upon which the Norman and Yukon stores are located.

REQUIRED STATUTORY APPROVAL means all required filings or approvals from applicable federal or state environmental or other Governmental Authorities, public service commissions and public utility commissions.

REQUIREMENTS OF LAW means, with respect to any Person, the Governing Documents of such Person and any statute, law, treaty, rule, regulation, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation Environmental Laws.

SELLER INDEMNIFIED PARTIES has the meaning set forth in Section 10.2.

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SELLER has the meaning set forth in the preamble to this Agreement.

SELLER'S KNOWLEDGE means the Knowledge of the Members. A Person will be deemed to have Knowledge of a particular fact or other matter if: (i) that individual is actually aware of the fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the fact.

MEMBERS has the meaning set forth in the preamble to this Agreement.

TANGIBLE ASSETS has the meaning set forth in Section 4.11

TAX means any federal, state, province, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, transfer, service, goods and services, net worth, real property, personal property, excise, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by any Governmental Authority including without limitation, any interest, penalty, addition, charges, fees, fines, levies or other assessments, associated with any Tax or with respect thereto, whether disputed or not.

TAX RETURN means any return, declaration, election, report, notice, claim for refund, declaration of estimated Taxes, or information return or statement relating to the determination, assessment, collection, payment, administration, implementation or enforcement of any Taxes, including any schedule or attachment, and including any amendment.

THIRD PARTY CLAIM has the meaning set forth in Section 10.3.

WARRANTIES means all warranties, guaranties and assurances provided in respect of any of the Purchased Assets or Leased Assets.

WARN ACT means the Worker's Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101, et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.

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                                    EXHIBIT A

                             COVENANT NOT TO COMPETE

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                                    EXHIBIT B

                                PROMISSORY NOTE

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                                    EXHIBIT C

                              EMPLOYMENT AGREEMENT

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                                    EXHIBIT D

                                  LEASE-NORMAN

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                                    EXHIBIT E

                                  LEASE-YUKON

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                                    EXHIBIT F

                                LEASE-WARR ACRES

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                                    EXHIBIT G

                                  BILL OF SALE

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                                    EXHIBIT H

                        ASSIGNMENT OF INSURANCE POLICIES

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                                    EXHIBIT I

                               CLOSING STATEMENT

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                                    EXHIBIT J

                    OPINION OF COUNSEL - SELLER AND MEMBERS

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                                    EXHIBIT K

                    OPINION OF COUNSEL - BUYER AND GUARANTORS

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                                    EXHIBIT L

                          DISPUTE RESOLUTION PROCEDURES

            This Exhibit L sets forth the procedure for resolving disputes relating to or arising out of any provision of the Asset Purchase Agreement between Elite Automotive Group, LLC (Seller) and All Night Auto of Oklahoma, Inc. (Buyer) dated March 30, 2007 (the "Agreement"), as prescribed pursuant to Section 11.2 of the Agreement. This Exhibit L forms a part of and is subject to the provisions of the Agreement. All capitalized terms used, but not defined, in this Exhibit L have the same meanings as in the Agreement.

1. DIRECT NEGOTIATION. If a dispute arises out of or relates to this Agreement, or its breach, the parties agree first to try in good faith to settle the dispute through direct negotiations. Promptly on notification of any such dispute, each party will designate one or more representatives and such representatives will meet promptly in an effort to resolve the dispute.

2. MEDIATION. If the dispute is not resolved by direct negotiation within thirty
(30) days after the date of the first meeting, then any party to the dispute can submit the dispute to non-binding mediation under the Commercial Mediation Rules ("Mediation Rules") of the American Arbitration Association ("AAA") then in effect. If the dispute is submitted to mediation, the parties agree to try in good faith to settle the dispute by using a Neutral Mediator who will assist the parties in reaching a settlement of the dispute by facilitating negotiations between or among them. The Neutral Mediator will be chosen pursuant to the Mediation Rules, will participate impartially in the negotiations, and will advise and consult with the parties involved. During the course of the mediation proceedings, all fees to be paid to the mediator, and all expenses incurred by the mediator in connection with the arbitration, shall be borne equally by the parties. However, the mediator shall award all costs, expenses and fees including, without limitation, the mediator's costs, expenses and fees and the prevailing party's reasonable attorneys' fees to the party prevailing in the arbitration as a part of any award.

3. ARBITRATION.

If the dispute is not resolved by direct negotiation or mediation within ninety
(90) days after mediation was begun, or sooner if mediation is terminated pursuant to the Mediation Rules, then any party to the dispute can submit the dispute to binding arbitration under the Commercial Arbitration Rules (the "Arbitration Rules") of the AAA then in effect.

A single arbitrator (the "Arbitrator"), mutually agreed upon by the parties shall preside over such proceedings and shall make all decisions with respect to the resolution of the dispute. If the parties are unable to agree on an Arbitrator within fifteen (15) days after either party has filed for arbitration in accordance with the Arbitration Rules, they shall select a neutral arbitrator in accordance with the Arbitration Rules for the selection of neutral arbitrators who shall be the "Arbitrator" for purposes of these Dispute Resolution Procedures.

In connection with the arbitration, the parties shall be entitled to reasonable levels of discovery (as determined by the Arbitrator in his or her sole discretion) in accordance with the Federal Rules of Civil Procedure.

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The parties acknowledge that it is their intent to expedite the resolution of the dispute and that they shall instruct the Arbitrator to schedule the time of the hearing consistent with that intent. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C., Sections 1 - 16, and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction.

The Arbitrator is not empowered to award damages in excess of actual damages, including punitive damages. The Arbitrator will make written findings of fact and conclusions of law, and the decision of the Arbitrators will be final.

During the course of the arbitration proceedings, all fees to be paid to the Arbitrator, and all expenses incurred by the Arbitrator in connection with the arbitration, shall be borne equally by the parties. However, the Arbitrator shall award all costs, expenses and fees including, without limitation, the Arbitrator's costs, expenses and fees and the prevailing party's reasonable attorneys' fees to the party prevailing in the arbitration as a part of any award.

4. LOCATION. Except with respect to the Leases, the place of any mediation or arbitration will be Oakland County, Michigan.

5. EXTENSIONS. All deadlines specified in this Exhibit L may be extended by mutual agreement.

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                                    EXHIBIT M

                         MUTUAL RELEASE AND SATISFACTION

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